UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Dated October 27, 2004

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1 PRESS RELEASE OF AGCO CORPORATION, ISSUED OCTOBER 27, 2004

Item 2.02 Results of Operations and Financial Condition

On October 27, 2004, AGCO Corporation issued a press release reporting its financial results for the third quarter and nine months ended September 30, 2004. A copy of the press release is attached as Exhibit 99.1.

In the news release, AGCO uses non-GAAP financial measures. For purposes of SEC Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Non-GAAP financial measures should not be considered as alternatives to operating income, net income and earnings per share as computed under GAAP for the applicable period. AGCO considers operating income, net income and earnings per share to be the most comparable GAAP financial measures, and AGCO has included, as a part of the press release, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

AGCO uses operating income, net income, and earnings per share amounts that have been adjusted to exclude restructuring and other infrequent expenses and restricted stock compensation. Restructuring and other infrequent expenses occur regularly in AGCO’s business, but vary in size and frequency. Restricted stock compensation also varies widely in amount and frequency based upon the timing of grants and the performance of AGCO’s stock. AGCO believes that the adjusted amounts provide investors useful information because the expenses that are excluded relate to events that resulted in a significant impact during the quarter, but will recur only in varied amounts and with unpredictable frequency. Management also uses these amounts to compare performance to budget.

The information in this Report and the Exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing of AGCO under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release of AGCO Corporation, issued October 27, 2004 (furnished for purposes of Item 2.02).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation
By:	/s/ Andrew H. Beck
Andrew H. Beck
Senior Vice President and Chief Financial Officer

Dated: October 27, 2004

Exhibit Index

Exhibit No.	Description
99.1	Press Release of AGCO Corporation issued October 27, 2004.